EXHIBIT 24

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Daniel C. Ustian, William A. Caton and John P. Waldron, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign Navistar International Corporation’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DANIEL C. USTIAN Daniel C. Ustian	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2008

/s/ WILLIAM A. CATON William A. Caton	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	May 28, 2008

/s/ JOHN P. WALDRON John P. Waldron	Vice President and Controller (Principal Accounting Officer)	May 28, 2008

/s/ Y. MARC BELTON Y. Marc Belton	Director	May 28, 2008

/s/ EUGENIO CLARIOND Eugenio Clariond	Director	May 28, 2008

/s/ JOHN D. CORRENTI John D. Correnti	Director	May 28, 2008

/s/ DR. ABBIE J. GRIFFIN Dr. Abbie J. Griffin	Director	May 28, 2008

/s/ MICHAEL N. HAMMES Michael N. Hammes	Director	May 28, 2008

/s/ DAVID D. HARRISON David D. Harrison	Director	May 28, 2008

/s/ JAMES H. KEYES James H. Keyes	Director	May 28, 2008

/s/ DENNIS D. WILLIAMS Dennis D. Williams	Director	May 28, 2008

E-41